UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2011

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Currently, Terex Corporation (the “Company”) and certain of its named executive officers, other than its Chief Executive Officer, and a very limited number of other executive officers of the Company, are parties to Change in Control and Severance Agreements (the “Agreements”).  The Agreements were amended and restated on March 29, 2011 to remove the provision providing for a gross up payment if an excise tax is imposed on the change of control payments and benefits under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.  This change was consistent with the Company’s Board of Directors’ determination in December 2009 that any Change in Control and Severance Agreements that the Company enters into in the future will not contain any excise tax gross up payments. In addition, certain other minor changes were made including clarifying the calculation of payments for past service.

Copies of the forms of the Agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K.  The primary difference between the two forms of the Agreements is whether the severance payments and certain other benefits received by the executive are based upon a two year time period or a one year time period.  The foregoing summary of the changes to the Agreements is qualified in its entirety by reference to the attached forms of Agreements.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Change in Control and Severance Agreement between Terex Corporation and certain executive officers.

10.2	Form of Change in Control and Severance Agreement between Terex Corporation and certain executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel